UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED - MARCH 24, 2008

ATM FINANCIAL CORP.
(Exact name of Registrant as specified in its charter)

NEVADA	333-103647	98-0393197
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

3960 Howard Hughes Parkway, 5th Floor Las Vegas, Nevada 89169
(Address of principal executive offices)

702-990-3613
(Registrant's telephone number, including area code)

2533 North Carson Street Carson City, Nevada 89706
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 4.01: Changes in Registrant’s Certifying Accountant.

On March 24, 2008, ATM Financial Corp. (the “Company”) dismissed its independent auditor, Chang Lee LLP (formerly Vellmer & Chang). Effective as of March 24, 2008, the Company has retained Paritz & Company, P.A., as its independent auditor.

During the Company's two most recent fiscal years the opinion of Chang Lee LLP on the Company's financial statements did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except as follows. The independent auditor's report of Chang Lee LLP dated March 19, 2007 (for the years ended December 31, 2006 and December 31, 2005) contained a “going concern” qualification. The qualification in this report indicated that the Company has accumulated losses since inception, raising substantial doubts regarding the Company's ability to continue as a going concern. This qualification also stressed the absence of any resulting adjustments in the financial statements. During the Company's two most recent fiscal years, and through the date of their dismissal, there were no disagreements with Chang Lee LLP, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Chang Lee LLP’s satisfaction, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

The Company has provided Chang Lee LLP with a copy of this Amendment prior to its filing with the Securities and Exchange Commission (the “Commission”) and has received a letter addressed to the Commission stating that they agree with the statements made by the Company in response to this Item 4.01, attached hereto as Exhibit 16.1.

The decision to change auditors was approved by the Audit Committee of the Company's Board of Directors.

Item 9.01:  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description of Exhibits

Exhibit 16.1	Letter of Chang Lee LLP to the Commission, dated as of March 25, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ATM FINANCIAL CORP.

By:	/s/ Viktoria Vynnyk
Name: Viktoria Vynnyk
Title: President and CFO

Date: March 25, 2008